Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-57263, 333-104114, 333-152368, 333-168840, and 333-184535) of EMC Corporation of our report dated June 19, 2013 relating to the financial statements of EMC Corporation 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 19, 2013